Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 6, 2021, in the Registration Statement (Form S-1) and related Prospectus of Absci Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington
June 30, 2021